THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                     BRANDYWINE OPERATING PARTNERSHIP, L.P.

                         4.50% GUARANTEED NOTES DUE 2009


REGISTERED                                        PRINCIPAL AMOUNT $275,000,000
No. 1                                             CUSIP No. 105340AA1


                  BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Issuer", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as the nominee of DTC, or registered assigns, the principal sum of Two Hundred SEVENTY-FIVE Million Dollars ($275,000,000) on November 1, 2009, unless redeemed on any Redemption Date (as defined on the reverse hereof), and to pay interest on the outstanding principal amount of this Note from October 22, 2004 (or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for), semiannually in arrears on May 1 and November 1 of each year, commencing on May 1, 2005 (the "Interest Payment Dates"), at the rate of 4.50% per annum, until payment of said principal amount has been paid or duly provided for. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

                  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid, as provided in the Indenture, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the "Regular Record Date" for such payment, which will be the April 15 and October 15 (regardless of whether such day is a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on an Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, with notice whereof given by mail by or on behalf of the Issuer to the Holder of this Note not less than 10 days prior to such Special Record Date (which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment of such Defaulted Interest), or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

                  Payment of the principal of or Make-Whole Amount (as defined on the reverse hereof), if any, and interest on this Note will be made at the office or agency of the Issuer maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York, which initially will be the Corporate Trust Office of The Bank of New York, the Trustee for this Note under the Indenture, located at 101 Barclay Street, Floor 8W, Attention: Corporate Trust Administration, New York, New York 10286, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of funds to the Person entitled thereto at a bank account maintained in the United States.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which such further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its seal to be imprinted hereon.



Dated: October 22, 2004





[SEAL]                        BRANDYWINE OPERATING
                              PARTNERSHIP, L.P.

                              By: Brandywine Realty Trust,
                                  as General Partner

                                  By: /s/ Gerard H. Sweeney
                                      ---------------------
                                      Name: Gerard H. Sweeny
                                      Title: President and Chief
                                      Executive Officer


Attest:


By: /s/ Brad A. Molotsky
    --------------------
    Name: Brad A. Molotsky
    Title: General Counsel and Secretary


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

                                                 THE BANK OF NEW YORK,
                                                     as Trustee


                                                 By: /s/ Van Brown
                                                    --------------
                                                      Authorized Signatory

                                [REVERSE OF NOTE]

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.

                         4.50% GUARANTEED NOTES DUE 2009

                  This Note is one of a duly authorized issue of securities of the Issuer (the "Securities"), issued or to be issued under and pursuant to an Indenture, dated as of October 22, 2004 (the "Indenture"), among the Issuer, Brandywine Realty Trust (the "Parent Guarantor"), certain subsidiaries of the Issuer (the "Subsidiary Guarantors," and together with the Parent Guarantor, the "Guarantors") and The Bank of New York, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and the terms upon which the Securities are to be authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the "4.50% Guaranteed Notes due 2009" of the Issuer (the "Notes"), initially limited in aggregate principal amount to $275,000,000. The Issuer may, from time to time, without the consent of the Holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issuance, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes.

                  The Notes are fully and unconditionally guaranteed as to the due and punctual payment of principal of and Make-Whole Amount, if any, and interest on the Notes by the Company and the Subsidiary Guarantors.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  The Issuer may redeem this Note, at any time in whole or from time to time in part, at the option of the Issuer, at a redemption price equal to the sum of (i) 100% of the aggregate principal amount being redeemed plus accrued but unpaid interest thereon to the date fixed for redemption (the "Redemption Date") and (ii) the Make-Whole Amount, if any, with respect thereto (the "Redemption Price"); provided, however, that interest installments due on an Interest Payment Date which is on or prior to the Redemption Date will be payable to the Holder hereof (or one or more Predecessor Securities) as of the close of business on the Regular Record Date preceding such Interest Payment Date.

                  If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption shall have been made available on the Redemption Date, this Note or such part thereof will cease to bear interest on the Redemption Date referred to in such notice and the only right of the Holder will be to receive payment of the Redemption Price. Notice of any optional redemption of any Notes will be given to the Holder hereof (in accordance with the provisions of the Indenture), not more than 60 nor less than 30 days prior to the Redemption Date. The notice of redemption will specify, among other things, the Redemption Price and the aggregate principal amount of Notes to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Issuer in the name of the Holder hereof upon the presentation and surrender hereof.

                  "Make-Whole Amount" means the excess, if any, of (i) the aggregate present value as of the Redemption Date of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the Redemption Date, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate, determined on the third Business Day preceding the date such notice of redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the Redemption Date, over (ii) the aggregate principal amount being redeemed.

                  "Reinvestment Rate" means 0.20% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the Redemption Date, of the principal amount being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Issuer.

                  "Statistical Release" means the statistical release designated "H.l5(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any required determination under the Indenture, then such other reasonably comparable index designated by the Issuer.

                  This Note is not subject to repayment at the option of the Holder thereof. In addition, this Note is not entitled to the benefit of, and is not subject to, any sinking fund.

                  In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal of and Make-Whole Amount, if any, and interest on this Note may automatically become or may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the Issuer, the Guarantors and the Trustee with the consent of the Holders of more than 50% in principal amount of the Notes at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, without the consent of the Holder of each Security affected thereby, no such supplemental indenture shall, among other things: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, (ii) reduce the principal amount of or premium, if any, or interest on any Security; (iii) change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal thereof or premium, if any, or interest thereon is payable;
(iv) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (v) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Security by the Issuer and the Guarantors (or the time when such redemption, repayment or purchase may be made); (vi) modify or affect in any manner adverse to Holders of any Securities the terms of the obligations of any of the Guarantors in respect of the due and punctual payment of principal of or premium, if any, or interests on any Security or (vii) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the consent of the Holders of which is required for any such supplemental indenture. The Indenture also permits the Issuer, the Guarantors and the Trustee to enter into one or more supplemental indentures, without the consent of any Holders of the Notes, to, among other things: (i) evidence the succession of another person as obligor or a guarantor under the Indenture; (ii) add covenants of the Issuer or any of the Guarantors for the benefit of Holders of Securities; (iii) add events of default for the benefit of Holders of Securities; (iv) secure, or add additional guarantees with respect to, the Securities; (v) provide for the acceptance of appointment by a successor trustee; (vi) cure any ambiguity, defect or inconsistency in the Indenture, provided that such action will not adversely affect the interests of Holders of Securities of any series in any material respects; and (vii) supplement any provisions of the Indenture to permit or facilitate defeasance or discharge of any series of Securities provided that such action will not adversely affect the interests of Holders of Securities of any series in any material respect.

                  The Indenture also contains provisions permitting the Holders of more than 50% in principal amount of the Outstanding Securities of a series, on behalf of the Holders of all of the Securities of such series, to waive compliance by the Issuer and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to a Security, except a default in the payment of principal of or interest, if any, on such Security or a default with respect to a covenant or provision of the Indenture, which cannot be amended without the consent of the Holder of such Security.

                  This Note is issuable only in registered form, without coupons, in denominations of $5,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable to continue as depositary and a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, (y) the Issuer delivers to the Trustee an Issuer Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form and in an equal aggregate principal amount. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

                  As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and the Make-Whole Amount, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed, or impair the obligations of the Guarantors in respect of their unconditional guarantees of the aforementioned payments.

                  No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Issuer, any of the Guarantors, the Trustee and any agent of the Issuer, any of the Guarantors or the Trustee may treat the Person in whose name this Note is registered as the Holder of this Note for all purposes, whether or not this Note be overdue, and none of the Issuer, the Guarantors or the Trustee nor any such agent shall be affected by notice to the contrary.

                  Certain of the Issuer's and the Guarantors' obligations under the Indenture with respect to any series of Securities may be terminated if the Issuer or any of the Guarantors irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all such Securities, as provided in the Indenture.

                  No recourse shall be had for the payment of the principal of or Make-Whole Amount, if any, or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Issuer or any of the Guarantors in the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present of future, of the Issuer, of any of the Guarantors or of any successor entity to the Issuer or any Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

                  THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                            ASSIGNMENT/TRANSFER FORM



         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)____________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said
Note on the books of the Issuer with full power of substitution in the premises.



Date: ____________________



                                  ______________________________________________

                                  NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.